Exhibit 99.1

Greater Media, Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 and 2014

GREATER MEDIA, INC. AND SUBSIDIARIES

CONTENTS TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders,

Greater Media, Inc. and Subsidiaries:

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Greater Media, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive (loss) income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Greater Media, Inc. and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Correction of Error

As discussed in Note 1 to the financial statements, due to an error in the calculation of deferred income taxes related to the impairment of goodwill, the Company has restated, and an adjustment has been made to retained earnings as of January 1, 2014 to correct the error.

/s/ WithumSmith+Brown, PC

March 30, 2016

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2015 AND 2014

	2015	2014 (as restated)
ASSETS

Current Assets:
Cash and cash equivalents	$8,457	$9,671
Accounts receivable (less allowance for doubtful accounts of $1,394 in 2015 and $1,677 in 2014)	34,247	31,912
Prepaid expenses and other current assets	5,540	5,209

Total Current Assets	48,244	46,792
Property and Equipment, Net	27,055	28,147
Intangible Assets, Net	225,305	278,586
Other Assets	30,861	25,063

Total Assets	$331,465	$378,588

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$1,535	$1,821
Accrued liabilities	4,484	4,238
Federal and state taxes payable	241	311
Deferred revenue	9	9
Current maturities of long-term debt	7,425	6,750

Total Current Liabilities	13,694	13,129
Long-Term Debt, Net of Current Maturities	79,913	87,338
Deferred Income Taxes	21,008	21,772
Other Long-Term Liabilities	36,370	30,127

Stockholders’ Equity:
Common stock	182	182
Additional paid-in capital	93,020	93,020
Retained earnings	116,655	153,857
Accumulated other comprehensive loss	(29,377)	(20,837)

Total Stockholders’ Equity	180,480	226,222

Total Liabilities and Stockholders’ Equity	$331,465	$378,588

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

	2015	2014
Revenues	$177,276	$178,619
Less: agency commissions and discounts	17,520	17,232

Net Revenues	159,756	161,387

Operating Expenses:
Technical expenses	12,687	13,412
Programming expenses	48,457	48,104
Selling expenses	50,699	53,604
General and administrative expenses	23,786	23,863

Total Operating Expenses	135,629	138,983

Income from Operations Before Depreciation, Amortization, Impairments, and Other Expense (Income)	24,127	22,404

Other Expense (Income):
Gain on sale/disposal of assets	(751)	(16)
Interest expense	5,214	5,559
Depreciation	3,478	3,667
Amortization	299	1,667
Interest income	(27)	(35)
Impairment charge on intangible assets	53,684	—
Other expense (income), net	(421)	3,758

Total Other Expense (Income), Net	61,476	14,600

(Loss) Income Before Provision for Income Taxes	(37,349)	7,804
(Benefit from) Provision for Income Taxes	(196)	706

Net (Loss) Income	(37,153)	7,098

Other Comprehensive Loss:
Unrealized (losses) gains on marketable securities	(134)	(91)
Change in derivative instruments	(331)	(432)
Change in pension and postretirement benefit plans	(8,075)	(6,183)

Total Other Comprehensive Loss	(8,540)	(6,706)

Comprehensive (Loss) Income	$(45,693)	$392

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2014 (as previously reported)	$182	$93,020	$168,875	$(14,131)	$247,946
Adjustment, correction of accounting error	—	—	(21,972)	—	(21,972)

Balance, January 1, 2014 (as restated)	182	93,020	146,903	(14,131)	225,974
Net Income	—	—	7,098	—	7,098
Dividends	—	—	(144)	—	(144)
Change in Marketable Securities, Net	—	—	—	(91)	(91)
Change in Derivative Instruments, Net				(432)	(432)
Change in Pension and Postretirement Benefit Plans, Net	—	—	—	(6,183)	(6,183)

Balance, December 31, 2014 (as restated)	182	93,020	153,857	(20,837)	226,222
Net Loss	—	—	(37,153)	—	(37,153)
Dividends	—	—	(49)	—	(49)
Change in Marketable Securities, Net	—	—	—	(134)	(134)
Change in Derivative Instruments, Net	—	—	—	(331)	(331)
Change in Pension and Postretirement Benefit Plans, Net	—	—	—	(8,075)	(8,075)

Balance, December 31, 2015	$182	$93,020	$116,655	$(29,377)	$180,480

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

	2015	2014
Cash Flows from Operating Activities:
Net (loss) income	$(37,153)	$7,098
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	3,777	5,334
Gain on sale of investments	(88)	(199)
Impairment charge on intangible assets	53,684	—
Gain on sale/disposal of assets	(751)	(16)
Deferred income tax	(610)	231
Changes in:
Accounts receivable	(2,335)	(352)
Prepaid expenses and other current assets	2,917	1,903
Other assets	(6,170)	(3,237)
Accounts payable	(286)	682
Accrued liabilities	246	(2,144)
Federal and state taxes payable	(70)	57
Deferred revenue	—	3
Other liabilities	(1,980)	8

Net Cash Provided by Operating Activities	11,181	9,368

Cash Flows from Investing Activities:
Proceeds from sale of investments	874	830
Purchases of investments	(692)	(646)
Proceeds from sale of property and equipment	787	31
Payments on note receivable	52	52
Purchases of property, equipment and intangible assets	(3,124)	(2,474)
Purchases of corporate-owned life insurance	(3,248)	(3,248)

Net Cash Used in Investing Activities	(5,351)	(5,455)

Cash Flows from Financing Activities:
Payment of deferred financing costs	(245)	—
Repayment of long-term debt	(6,750)	(9,525)
Dividends paid	(49)	(144)

Net Cash Used in Financing Activities	(7,044)	(9,669)

Net Decrease in Cash and Cash Equivalents	(1,214)	(5,756)
Cash and Cash Equivalents at Beginning of Year	9,671	15,427

Cash and Cash Equivalents at End of Year	$8,457	$9,671

The Notes to Consolidated Financial Statements are an integral part of these statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies:

Principles of Consolidation and Business Activity

Greater Media, Inc. is a Delaware corporation. The consolidated financial statements include the accounts of Greater Media, Inc. and its subsidiaries (the “Company”) after elimination of intercompany accounts and transactions. The Company is primarily engaged in the Radio Broadcasting, Publishing and Communications businesses in the Boston, Charlotte, Detroit, New Jersey and Philadelphia markets.

The Company’s operations and its ability to grow may be affected by numerous factors, including changes in audience tastes, priorities of advertisers, new laws and governmental regulations and policies, changes in broadcast technical requirements and technological advances by competitors. The Company cannot predict which, if any, of these or other factors might have a significant impact on the radio industry in the future, nor can it predict what impact, if any, the occurrence of these or other events might have on the Company’s operations.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates within the consolidated financial statements include the valuation of indefinite-lived intangible assets, as discussed in the “Intangible Assets” accounting policy, and the provision for income taxes, as discussed in the “Income Taxes” accounting policy.

Long-Lived Assets

The Company periodically evaluates the net realizable values of long-lived assets, principally identifiable intangibles and property and equipment, for potential impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, as determined based on the estimated future undiscounted cash flows. If such assets were considered to be impaired, the carrying value of the related assets would be reduced to their estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Depreciation for financial reporting purposes is provided on the straight-line method based on the following estimated useful lives:

Classification	Estimated Life (Years)
Land improvements	20
Buildings	15-40
Furniture, fixtures and equipment	3-15
Broadcasting and technical equipment	7-20

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized and, therefore, are included in property and equipment.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

Intangible Assets

The Company follows the provisions of the Codification Topic “Intangibles – Goodwill and Other,” which addresses financial accounting and reporting for acquired goodwill and other intangible assets. According to these provisions, intangible assets that have indefinite lives are not amortized but rather are tested at least annually for impairment. Intangible assets that have finite useful lives continue to be amortized over their useful lives. FCC licenses and newspaper titles, which the Company believes have indefinite lives, are not amortized. Other intangible assets are amortized over useful lives ranging between three and thirteen years.

At September 30, 2015, the Company performed a qualitative assessment of its indefinite-lived intangible assets as permitted by Accounting Standards Update (“ASU”) 2012-02, in order to comply with the Codification requirement for testing for impairment on at least an annual basis. According to the ASU, if the qualitative assessment indicates that it is more likely than not (i.e., a greater than 50 percent probability) that an indefinite-lived intangible asset has been impaired, then a quantitative assessment must be performed. The Company reviewed statistics for sales of comparable radio stations, as reported in a publication that focuses on media asset valuations. Those statistics showed a significant number of arms-length radio station sales at lower cash flow multiples within the past year, and therefore the Company determined that there was plausible evidence suggesting that the likelihood of impairment of its FCC license assets might be greater than 50 percent.

As a result, the Company proceeded with the quantitative assessment. The methodology for the quantitative assessment was the same as that used in prior years. To determine the fair value of the FCC licenses, first an overall enterprise value was calculated for each market by applying a cash flow multiple to each radio station’s operating cash flow for the preceding twelve months. For some radio stations it was deemed that the use of a revenue multiple would result in a more accurate estimate of enterprise value. The cash flow and revenue multiples were based on the same statistics as were used in the qualitative assessment described above.

The value of the FCC licenses was then determined by applying a typical industry factor to the calculated enterprise values. The results of the quantitative assessment showed impairments in the value of FCC license assets in the Charlotte, Detroit, New Jersey, and Philadelphia markets. Therefore impairment charges of $52,203 were recognized related to these markets.

Additionally, the Company has, despite its best efforts, been unable to find a buyer for its newspaper division. As a result, the Company has concluded that its newspaper title assets have no value. Therefore an impairment charge of $1,481 was recorded as of September 30, 2015, representing the full book value of those assets.

At September 30, 2014, the Company’s qualitative assessments did not substantiate a greater than 50 percent likelihood of impairment of any indefinite-lived intangible assets, therefore no quantitative assessment was required.

Deferred Charges

Debt issuance costs incurred in connection with long-term financing are being amortized over the life of the loan and are included in other assets. At December 31, 2015 and 2014, net deferred charges amounted to $1,354 and $1,715, respectively.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

Cash Equivalents

The Company considers as cash equivalents all highly liquid debt instruments with a maturity of three months or less at the date of purchase.

Concentration of Credit Risk

The Company maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company’s risk negligible.

Income Taxes

The Company, with the exception of two C-Corporation subsidiaries, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, and has elected to be treated as an S-Corporation for state tax purposes in a variety of states. Under those provisions, the stockholders’ respective share of the Company’s taxable income or loss flows through to their individual tax returns. The Company is not required to pay federal corporate income taxes, and pays state income taxes at a reduced rate.

The Company accounts for federal and state income taxes in accordance with the Codification Topic on Income Taxes. Therefore, deferred federal and state income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

The primary deferred income tax items are the result of certain temporary differences as detailed in Note 8.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations. Normal credit terms call for payment by the 28th of the following month unless the customer’s credit history indicates that a longer period is justified. Accounts receivable are stated at the amounts billed to the customer. Customer account balances with invoices over 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices. The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s estimate of the amounts that will not be collected. The Company does not bill or accrue interest on delinquent accounts receivable.

Revenue Recognition

Revenue is recognized as advertisements are broadcast or appear in print, and are generally billed monthly. Payments received in advance of being earned are recorded as deferred revenue. Revenue arrangements often contain multiple products and services and revenues are allocated based on the relative fair value of each delivered item and recognized in accordance with the applicable revenue recognition criteria for the specific unit of accounting.

Barter transactions represent the exchange of broadcast or printed advertising for merchandise or services. These transactions are recorded at the estimated fair market value of the advertising or the fair value of the merchandise or services received, whichever is most readily determinable. Revenue is

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

recognized on barter transactions when the advertisements are broadcast or appear in print. Expenses are recorded ratably over a period that estimates when the merchandise or service received is utilized. Barter revenues and expenses from operations are included in revenues and selling expenses, respectively.

Investments

Management determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determination on an annual basis. The Company’s investments in marketable equity securities are classified as available for sale. Securities available for sale are carried at fair value, with any unrealized holding gains and losses, net of income taxes, reported as a separate component of accumulated other comprehensive (loss) income. Marketable equity and debt securities available for sale are classified in the consolidated balance sheets as other assets. Permanent impairment is recognized in the consolidated statements of operations and comprehensive (loss) income when the impairment is determined by management, based upon a variety of factors, to be other than temporary. The adjusted cost of each specific security sold is used to compute realized gains or losses on the sale of securities available for sale.

Advertising Costs

The Company expenses the cost of advertising as incurred. Advertising costs charged to operations were approximately $2,218 and $2,775 in 2015 and 2014, respectively.

Comprehensive (Loss) Income

Comprehensive (loss) income includes charges and credits to equity that are not the result of transactions with stockholders. Comprehensive (loss) income is comprised of two subsets – net (loss) income and other comprehensive income (“OCI”). Other comprehensive (loss) income includes the unrealized gain or loss on marketable securities classified as available for sale held by the Company, unrealized gain or loss on derivative financial instruments and changes in pension and postretirement benefit plans.

Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, marketable securities, accounts receivable, accounts payable, debt and derivative financial instruments. The fair values of cash and cash equivalents, accounts receivable, and accounts payable approximated book values at December 31, 2015 and 2014. See Notes 4, 5, and 6 for the fair value estimates of marketable securities, debt and derivative financial instruments, respectively.

The Company utilizes derivative financial instruments for interest rate risk exposure management purposes. The Company does not hold or issue derivative financial instruments for trading purposes. The Company recognizes all derivatives as either assets or liabilities on the consolidated balance sheets and measures those instruments at fair value. Changes in fair value of those instruments are reported in operations or other comprehensive (loss) income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements depends on the derivative’s hedge designation and whether the hedge is anticipated to be highly effective in achieving offsetting changes in the fair value of the hedged item or cash flows of the asset hedged.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 1 - Summary of Significant Accounting Policies (continued):

Restatement of Consolidated Financial Statements

Due to an error in the calculation of deferred income taxes related to the impairment of goodwill, the Company has determined that its consolidated balance sheet as of December 31, 2014, and consolidated statement of stockholders’ equity as of January 1, 2014 and December 31, 2014 should be restated. There was no impact on the consolidated statements of operations and comprehensive (loss) income or cash flows as a result of the restatement. The following table provides a summary of the impact of the correction on affected line items from the Company’s consolidated balance sheet as of December 31, 2014:

	As Previously Reported	Correction of Deferred Income Taxes	As Restated
Deferred income tax (asset)	$200	$(200)	$—

Total assets	$378,788	$(200)	$378,588

Deferred income tax (liability)	$—	$21,772	$21,772

Retained earnings	$175,829	$(21,972)	$153,857

Total stockholders’ equity	$248,194	$(21,972)	$226,222

Total liabilities and stockholders’ equity	$378,788	$(200)	$378,588

Note 2 - Property and Equipment:

The major classifications of property and equipment at December 31 consist of the following:

	2015	2014
Land and land improvements	$6,176	$5,889
Buildings	24,189	23,591
Furniture, fixtures and equipment	33,445	35,854
Broadcasting and technical equipment	44,520	43,915
Construction in progress	3,326	3,333

	111,656	112,582
Accumulated depreciation	84,601	84,435

Property and Equipment, Net	$27,055	$28,147

Depreciation expense included as a charge to other income and expense amounted to $3,478 and $3,667 for 2015 and 2014, respectively.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 3 - Intangible Assets:

Intangible assets at December 31 are summarized as follows:

	Amortization Period (Years)	2015	2014
Subject to amortization:
Gross cost
Acquired customer base	7	$9,515	$9,515
Computer software	3-7	3,459	3,360

		12,974	12,875

Accumulated amortization
Acquired customer base		9,515	9,402
Computer software		2,724	3,141

		12,239	12,543

Net book value:
Acquired customer base		—	113
Computer software		735	219

		735	332

Not subject to amortization:
		2015	2014
FCC licenses		224,560	276,763
Newspaper titles		—	1,481
Other		10	10

		224,570	278,254

Intangible Assets, Net		$225,305	$278,586

Aggregate amortization expense on the above intangible assets, included as a charge to other income and expense, amounted to $299 and $1,667 for 2015 and 2014, respectively. Estimated future amortization expense is as follows:

2016	$293
2017	250
2018	192
2019	—
2020	—

Note 4 - Investments:

The cost and fair market value of marketable securities were $2,916 and $3,779 at December 31, 2015, and $3,011 and $4,009 at December 31, 2014, respectively. Marketable securities are classified as available for sale, and are included in other assets.

Gross unrealized holding gains and losses amounted to $864 and $0 at December 31, 2015 and $998 and $0 at December 31, 2014, respectively.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 4 - Investments (continued):

Proceeds from sales of marketable securities were $874 and $830 in 2015 and 2014, respectively, and the Company realized gains totaling $88 and $199 in 2015 and 2014, respectively, which are included in other income, net on the consolidated statements of operations and comprehensive (loss) income.

Note 5 - Long-Term Debt:

Long-term debt at December 31 consisted of the following:

	2015	2014
Note payable – bank, term loan facility dated February 26, 2013, collateralized by the stock and assets of the Company and its subsidiaries	$72,338	$79,088
Note payable – bank, revolving credit facility dated February 26, 2013, collateralized by the stock and assets of the Company and its subsidiaries	15,000	15,000

Total long-term debt	87,338	94,088
Current maturities of long-term debt	7,425	6,750

Long-term debt, net of current maturities	$79,913	$87,338

On February 26, 2013 the Company entered into an agreement with a bank, acting as agent for a group of banks, to borrow up to $160,000 in the form of a term loan of $90,000 and a revolving credit facility of $70,000. The interest on these borrowings is a function of the Company’s total debt outstanding and earnings before income taxes, depreciation and amortization (EBITDA), and was 3.8 percent over the bank’s LIBO rate of 0.6 percent as of December 31, 2015. The Company must pay a commitment fee on the unused balance of the available commitment. This fee is also a function of the Company’s total debt and EBITDA, and is currently at 0.4 percent.

The term loan facility provides for quarterly principal repayments beginning June 30, 2013. The quarterly principal amount to be repaid starts at 1.6 percent of the initial term loan amount, increasing to 1.9 percent effective June 30, 2014, 2.1 percent effective June 30, 2016, and 2.5 percent effective June 30, 2017. The remaining principal amount is due on the maturity date of February 26, 2018. The revolving credit facility also matures on that same date.

The loan agreement requires the Company to maintain compliance with certain financial covenants as defined in the agreement. In addition, certain restrictions have been imposed limiting the incurrence of debt, liens, investments, guaranty obligations, dividends, changes in lines of business, consolidations and mergers, sales of assets, acquisitions, and interaffiliate transactions.

The agreement also requires, within the first 90 days, that the Company enter into an interest hedging contract, such as an interest rate swap, with a notional amount of at least 50% of the outstanding term loan balance, and with a term of at least three years. In May 2013, the Company entered into two interest rate swap derivative instruments with a total notional amount of $80,000. One of the instruments, with a notional amount of $45,000, carries a fixed interest rate of 1.0% and a term beginning June 28, 2013 and expiring December 29, 2017. The other instrument, with a notional amount of $35,000, carries a fixed interest rate of 1.2% and a term beginning June 30, 2014 and expiring December 29, 2017. By entering into these instruments, the Company meets the hedging requirements contained in its debt agreement.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 5 - Long-Term Debt (continued):

In March 2015, the Company entered into an amendment agreement (the “Amendment”) with its lending banks to modify certain aspects of its debt agreement. The Amendment makes certain changes to financial covenants, and also reduces the total revolving loan commitment to $50,000.

Aggregate maturities of long-term debt of the Company due within the next five years are as follows:

2016	$7,425
2017	8,663
2018	71,250
2019	—
2020	—

Borrowings under the Company’s debt agreements have variable rates that reflect currently available terms and conditions for similar debt, therefore the carrying amount of this debt is considered by management to be a reasonable estimate of its fair value.

Note 6 - Derivatives:

The Company follows the provisions of the Codification Topic on Derivatives and Hedging. Accordingly, the Company is required to recognize its derivative instruments as either assets or liabilities in the consolidated balance sheets at fair value. The method of accounting for changes in the fair value (periodic unrealized gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, further, on the type of hedging relationship and the effectiveness of the arrangement. See Note 7 for fair value disclosures related to derivatives.

Interest Rate Swaps

The Company has entered into interest rate swap derivative instruments with two banks for interest rate risk exposure-management purposes. The interest rate swaps utilized by the Company convert a portion of its variable rate debt to a fixed rate basis, thus reducing the impact of interest rate changes on future interest expense.

The effectiveness of the interest rate swaps is determined using a calculation which measures the cash flow impact of the expected future changes in the variable interest rate under the swap agreement (i.e., LIBOR) and the expected future changes in the variable interest rate of the related notes. The expected cash flow amounts determined in this calculation are discounted to present value and the difference between the amount calculated for the variable payment under the swap agreement and the variable payments under the notes represents the ineffectiveness of the derivative instrument.

The Company has designated the interest rate swap agreements as cash flow hedge transactions and, accordingly, the effective portion of the gain or loss on the agreement is recognized as a gain or loss on derivative instrument and reported as a component of other comprehensive income (loss). Any remaining gain or loss on the derivative instruments in excess of the cumulative change in the present value of future cash flows of the hedged item, which represents the ineffective portion of the derivative instruments, is reported as income or expense.

At December 31, 2015, the Company expects to reclassify during the next twelve months $371 of net losses on the derivative instruments from accumulated other comprehensive loss to interest expense due to the payment of fixed rate interest associated with the interest rate swap agreements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 6 - Derivatives (continued):

The change in the derivative contracts consisted of the following:

	2015	2014
Unrealized loss in fair value of interest rate swap contracts arising during the year	$(992)	$(955)
Current effect of variability of the cash flows on interest rate swap contracts transferred into interest expense	655	515
Deferred income tax effect on changes in interest rate swap derivative contracts	6	8

Change in Derivative Contracts	$(331)	$(432)

The fair value of the Company’s interest rate swap derivative contracts is determined utilizing forward interest rate estimates and present value techniques. Those fair values are as follows as of December 31:

	2015		2014
	Consolidated Balance Sheet Location	Fair Value	Consolidated Balance Sheet Location	Fair Value
Liability derivatives designated as hedging instruments:
Interest rate swap derivative contracts	Other assets	$84	Other assets	$420

Disclosures regarding the Company’s cash flow hedging relationships are as follows for the years ended December 31:

Derivatives in Cash Flow Hedging Relationships	Amount of Loss Recognized in OCI on Derivatives (Effective Portion)
	2015	2014
Interest rate swap derivative contracts	$(986)	$(947)

Derivatives in Cash Flow Hedging Relationships	Location of Gain (Loss) Reclassified from Accumulated OCI into Operations (Effective Portion)	Amount of Loss Reclassified from Accumulated OCI into Operations (Effective Portion)
		2015	2014
Interest rate swap derivative contracts	Interest expense	$(655)	$(515)

Note 7 - Fair Value Measurements:

The following fair value disclosures are provided pursuant to the requirements of the Codification Topic on Fair Value Measurements and Disclosures. For applicable assets and liabilities subject to these requirements, the Company will value such assets and liabilities using quoted market prices in active markets for identical assets and liabilities to the extent possible. To the extent that such market prices are not available, the Company will next attempt to value such assets and liabilities using observable measurement criteria, including quoted market prices of similar assets and liabilities in active and inactive markets and other corroborated factors. In the event that quoted market prices in active markets and other observable measurement criteria are not available, the Company will develop measurement criteria based on the best information available.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 7 - Fair Value Measurements (continued):

Recurring Fair Value Measurements

The following table summarizes assets which have been accounted for at fair value on a recurring basis, along with the basis for the determination of fair value:

		Basis for Valuation
	Total	Quoted Prices in Active Markets	Observable Measurement Criteria	Unobservable Measurement Criteria
As of December 31, 2015:
Assets: Available-for-sale securities	$3,779	$3,779	$—	$—
Derivatives	84	—	84	—

Total Assets	$3,863	$3,779	$84	$—

As of December 31, 2014:
Assets: Available-for-sale securities	$4,009	$4,009	$—	$—
Derivatives	420	—	420	—

Total Assets	$4,429	$4,009	$420	$—

Note 8 - Income Taxes:

The Company and its subsidiaries file a consolidated federal income tax return.

Significant components of the provision for (benefit from) income taxes for the years ended December 31 are as follows:

	2015	2014
Current:
Federal	$95	$91
State	319	384

Total Current	414	475

Deferred:
Federal	—	—
State	(610)	231

Total Deferred	(610)	231

Total (Benefit from) Provision for Income Taxes	$(196)	$706

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 8 - Income Taxes (continued):

Deferred income taxes are summarized as follows at December 31:

	2015	2014
		(as restated)
Deferred income tax assets:
Impairment charge on goodwill	$1,030	$1,030
Pension	412	342
Deferred compensation	68	104
Other	176	169

Total deferred income tax assets	1,686	1,645
Valuation allowance	—	—

Net deferred income tax assets	1,686	1,645

Deferred income tax liabilities:
Acquired basis of FCC license asset	20,049	20,049
Depreciation	1,716	1,720
Amortization	90	802
Deferred gain on like-kind exchange	838	838
Interest rate swaps	1	8

Total deferred income tax liabilities	22,694	23,417

Net Deferred Income Tax Liability	$21,008	$21,772

At December 31, 2015, the Company had Massachusetts, New Jersey and Philadelphia net operating loss (“NOL”) carryforwards of approximately $9,444, which may be used to reduce future taxable income in those jurisdictions. The NOL carryforwards will expire through 2034.

The Company adopted the provisions of the Codification Topic on Income Taxes which clarify the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. These provisions prescribe a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. They also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Based on the Company’s evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in the consolidated financial statements or adjustments to deferred tax assets or liabilities.

The Company may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments historically have been minimal and immaterial to its consolidated financial results. The Company’s policy is to classify assessed interest as interest expense and assessed penalties as other expense in the consolidated financial statements.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 9 - Common Stock:

Common stock consisted of the following at December 31:

	2015	2014
Common stock, $.000001 par, $.09375 stated value, voting:
Authorized – 100,000 shares
Issued and outstanding – 80,000 shares	$8	$8
Common stock, $.000001 par, $.093697 stated value, non-voting:
Authorized – 5,000,000 shares
Issued and outstanding – 1,861,142.91 shares	174	174

	$182	$182

Note 10 - Accumulated Other Comprehensive Income (Loss):

The after-tax components of accumulated other comprehensive income (loss) are as follows:

	Marketable Securities Unrealized Holding Gains/ (Losses)	Derivative Contracts	Pension and Postretirement Benefit Plans	Total Accumulated Other Comprehensive Income (Loss)
Balance at January 1, 2014	$1,089	$845	$(16,065)	$(14,131)
Change during year	(91)	(432)	(6,183)	(6,706)

Balance at December 31, 2014	998	413	(22,248)	(20,837)
Change during year	(134)	(331)	(8,075)	(8,540)

Balance at December 31, 2015	$864	$82	$(30,323)	$(29,377)

Note 11 - Employee Benefit Plans:

The Company has non-contributory defined benefit pension plans covering substantially all of its employees. Effective December 31, 2008, benefits that were accruing under the qualified plan were frozen. Effective January 2, 2009, benefits that were accruing under the non-qualified plan were frozen. The Company’s funding policy is to make annual contributions to the qualified plan in amounts that are required under the provisions of ERISA, such that all employees’ benefits will be fully provided by the time they retire. The Company follows the alternative disclosures for a non-public company as stated in the Codification Topic “Compensation – Retirement Benefits.” The Company’s defined benefit pension plans use a December 31 measurement date.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 11 - Employee Benefit Plans (continued):

The following table sets forth the funded status of the plans and amounts recognized in the Company’s consolidated balance sheets at December 31:

Actuarial present value of benefit obligations:

	2015	2014
Projected benefit obligation, including accumulated benefits of $89,513 in 2015 and $85,942 in 2014	$89,513	$85,942
Plan assets at fair value (primarily listed stocks, bonds and U.S. government securities)	74,906	75,198

Funded status	$(14,607)	$(10,744)

Accrued pension cost included in other long-term liabilities	$—	$—

Prepaid pension cost included in other assets	$16,270	$11,910

Additional liability included in other long-term liabilities	$(30,877)	$(22,654)

Assumptions:

	2015	2014
Weighted average assumptions used to determine benefit obligations at December 31:
Discount rate	4.15%	3.80%
Rate of increase in compensation levels	n/a	n/a
Expected rate of return on assets	7.00%	7.00%
Weighted average assumptions used to determine net periodic benefit cost for years ended December 31:
Discount rate	3.80%	4.75%
Rate of increase in compensation levels	n/a	n/a
Expected rate of return on assets	7.00%	7.00%

In developing its expected rate of return on assets assumption, the Company evaluated input from its third party pension plan asset managers, including their review of asset class return expectations and long-term inflation assumptions. Mortality assumptions at December 31, 2015 are based on the RP-2014 Mortality Table using the MP-2014 and MP-2015 Mortality Improvement Scales. Mortality assumptions at December 31, 2014 are based on the IRS 2015 Static Mortality Table.

Plan Assets:

The Company’s defined benefit pension plan has implemented a liability driven investment strategy (LDI) in light of the plan’s improving funding status. The goal of such a strategy is to reduce the plan’s overall risk by investing plan assets in a manner which over time will reduce interest rate and market risks while achieving returns which will allow the plan to satisfy projected plan liabilities as they come due. With LDI, plan asset target allocations are periodically adjusted as the plan moves down the funding status “glide path,” so that assets are invested more conservatively as funding status increases. Current target allocations are approximately 35 percent return-enhancing assets (such as U.S. and non-U.S. equities, U.S. high yield fixed income securities, and emerging market fixed income securities), and 65 percent risk management assets (primarily long duration U.S. fixed income securities).

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 11 - Employee Benefit Plans (continued):

The fair values of the Company’s pension plan assets by asset category are as follows:

		Basis for Valuation (see Note 7)
	Total	Quoted Prices in Active Markets	Observable Measurement Criteria	Unobservable Measurement Criteria
As of December 31, 2015:
Equity mutual funds (a)	$20,964	$20,964	$—	$—
Fixed income mutual funds (b)	53,942	53,942	—	—

Total	$74,906	$74,906	$—	$—

As of December 31, 2014:
Equity mutual funds (a)	$27,664	$27,664	$—	$—
Fixed income mutual funds (b)	47,534	47,534	—	—

Total	$75,198	$75,198	$—	$—

(a)	This category comprises actively managed equity funds including funds that invest in equity securities of U.S. and international companies.
(b)	This category comprises actively managed fixed income funds which invest in a variety of U.S. and international debt securities.

Contributions:

The Company anticipates making contributions to the plans totaling $4,338 in 2016.

Estimated future benefit payments:

2016	$3,014
2017	3,332
2018	3,584
2019	3,895
2020	4,081
2021-2025	23,414

Other information:

	2015	2014
Components of accumulated other comprehensive income (loss) (before tax effects) consist of the following:

Net actuarial loss	$30,877	$22,654
Prior service cost (credit)	—	—
Unrecognized net initial (asset) obligation	—	—

Total	$30,877	$22,654

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 11 - Employee Benefit Plans (continued):

	2015	2014
Amounts included in accumulated other comprehensive income (loss) that will be included in pension costs in the future consist of the following:

Loss recognition	$3,047	$1,919
Interest cost	—	—
Expected return on plan assets	—	—

Net periodic pension cost	$3,047	$1,919

Other information related to the plan is as follows:

Net periodic benefit cost	$(186)	$(40)
Employer contribution	$4,174	$4,162
Plan participants’ contributions	$—	$—
Benefits paid	$2,255	$2,030
Pension liability adjustment (before tax effect) included in other comprehensive income (loss)	$(8,223)	$(6,295)

The Company also provides an employees’ savings plan for certain employees. Participants may contribute from 1% to 60% of their compensation. The Company makes a matching contribution equal to the participant’s contribution, limited to the lesser of 6% of the participant’s compensation or one thousand five hundred dollars per year. The Company contributed $649 and $682 in 2015 and 2014, respectively. Participants are fully vested at all times in their contributions.

In addition to providing pension benefits, the Company sponsors a retiree health plan that provides post-retirement medical benefits to full-time non-union employees who have worked at least 15 years and attained age 55 while in service with the Company. Effective June 30, 2001, the plan was closed to new retirees. The plan, which is unfunded, is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company’s contribution rates for future years have been fixed at the rates in effect on January 1, 2001. The Company’s retiree health plan uses a December 31 measurement date.

The following table sets forth the funded status of the plan and amounts recognized in the Company’s consolidated balance sheets at December 31:

	2015	2014
Accumulated post-retirement benefit obligation	$1,752	$1,851
Plan assets	—	—

Funded status	$(1,752)	$(1,851)

Accrued post-retirement benefit cost included in other long-term liabilities	$1,313	$1,291

Estimated future benefit payments:

2016	$114
2017	111
2018	108
2019	105
2020	102
2021-2025	481

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 11 - Employee Benefit Plans (continued):

Other information:

	2015	2014
Components of accumulated other comprehensive income (loss) (before tax effects) consist of the following:

Net actuarial loss	$410	$543
Prior service credit	29	17
Unrecognized net initial (asset) obligation	—	—

Total	$439	$560

Amounts included in accumulated other comprehensive income (loss) that will be included in postretirement costs in the future consist of the following:

Loss recognition	$20	$29
Interest cost	12	(13)
Expected return on plan assets	—	—

Net periodic postretirement cost	$36	$16

Other information related to the plan is as follows:

	2015	2014
Net periodic benefit cost	$133	$97
Employer contributions	$112	$117
Plan participant contributions	$15	$14
Benefits paid	$127	$132

The Company anticipates making contributions to the plan totaling $114 in 2016.

The discount rate used in determining the accumulated postretirement benefit obligation was 4.15 percent and 3.80 percent at December 31, 2015 and 2014, respectively. The discount rate used in determining net periodic benefit cost was 3.80 percent and 4.75 percent for 2015 and 2014, respectively. Mortality assumptions at December 31, 2015 are based on the RP-2014 Mortality Table using the MP-2014 and MP-2015 Mortality Improvement Scales. Mortality assumptions at December 31, 2014 are based on the IRS 2015 Static Mortality Table.

In addition, included in other long-term liabilities at December 31, 2015 and 2014 was approximately $3,770 and $5,795, respectively, representing deferred compensation arrangements associated with certain key employees. The costs have been accrued according to the terms of the Company’s deferred compensation plans.

Note 12 - Commitments and Contingencies:

There are various legal actions and other claims pending against the Company incidental to its business and operations. In the opinion of management, the resolution of these matters will not have a material effect on the consolidated financial position or results of operations.

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 12 - Commitments and Contingencies (continued):

The Company and its subsidiaries lease office space, towers, real estate related to tower sites, office equipment and transmitting equipment. The most significant obligations assumed under the lease terms are the upkeep of the facilities, insurance and property taxes. Total rent expense for the Company was $6,292 for 2015 and $6,084 for 2014.

The Company also has various non-cancellable commitments under operating leases, on-air talent contracts and other contracts with aggregate minimum annual commitments as of December 31, 2015 as follows:

	Operating Leases	On-Air Talent	Other Contracts	Total
2016	$5,269	$5,424	$8,951	$19,644
2017	5,008	5,430	9,192	19,630
2018	4,123	4,926	550	9,599
2019	2,911	3,488	—	6,399
2020	2,799	—	—	2,799
2021 and subsequent	4,863	—	—	4,863

Total	$24,973	$19,268	$18,693	$62,934

Note 13 - Supplemental Disclosure of Cash Flow Information:

	2015	2014
Cash paid during the year for:
Interest	$4,607	$5,053
Income taxes (net of refunds)	$536	$413

Note 14 - Subsequent Events:

The Company has evaluated subsequent events occurring after the consolidated balance sheet date through the date of March 30, 2016, the date the consolidated financial statements were available for release. Based upon this evaluation, the Company has determined that no subsequent events occurred which require adjustment to or disclosure in the consolidated financial statements, except as noted at Note 15.

Note 15 - Event Subsequent to the Date of the Independent Auditors’ Report (Unaudited):

On July 19, 2016, the Company entered into an Agreement and Plan of Merger with Beasley Broadcast Group, Inc. (“Beasley”), Beasley Media Group 2, Inc., an indirect wholly owned subsidiary of Beasley (“Merger Sub”), and Peter A. Bordes, Jr., as the Stockholders’ Representative (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly owned subsidiary of Beasley (the “Merger”).

Pursuant to the terms of the Merger Agreement, Beasley agreed to acquire all of the Company’s issued and outstanding equity stock for an aggregate purchase price of $239,875, inclusive of the refinancing of approximately $80,000 of the Company’s outstanding debt and the payment of certain transaction expenses. The proceeds to be paid to the Company’s stockholders are expected to consist of (i) approximately $100,000 in cash and (ii) approximately $25,000 in shares of Beasley’s Class A common

GREATER MEDIA, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

(Dollars in Thousands)

Note 15 - Event Subsequent to the Date of the Independent Auditors’ Report (Unaudited) (continued):

stock, which is equal to 5,422,993 shares at a fixed value of $4.61 per share (the “Merger Shares”). The Merger consideration is subject to adjustment for changes in the Company’s working capital, outstanding debt of the Company and its subsidiaries as of the date of the closing, and certain other payments and expenses. Additional Merger Shares may be issued in connection with such adjustment. In addition, the Company’s stockholders will receive the net cash proceeds from the sale of the Company’s tower assets, estimated to be approximately $20,000.

Consummation of the Merger is subject to customary closing conditions, including (i) approval from the Federal Communications Commission, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) subject to customary materiality qualifiers, the accuracy of the representations and warranties of Beasley and Merger Sub contained in the Merger Agreement and compliance by Beasley with its covenants contained in the Merger Agreement, (iv) the Merger Shares having been approved for listing on the Nasdaq Global Select Market, and (v) Beasley having delivered executed counterparts to certain ancillary agreements. Beasley has obtained a debt financing commitment to fund the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with cash and cash equivalents available to Beasley and issuance of the Merger Shares, will be sufficient for Beasley to pay the aggregate Merger Consideration and all related fees and expenses.

The Merger Agreement contains certain customary termination rights for both the Company and Beasley. The Merger Agreement also provides that Beasley shall pay the Company a termination fee of $6,390 if the Company terminates the Merger Agreement because all conditions to closing have been satisfied and Beasley has not consummated the Merger due to the failure of the financing to be available, provided that the Company is not also able to terminate the Merger Agreement due to Beasley’s breach. It further provides that Beasley shall pay the Company a termination fee of $12,780 if (i) the Company terminates the Merger Agreement due to a breach of a representation or covenant by Beasley such that the applicable condition to closing is not satisfied, or (ii) the Company terminates the Merger Agreement because Beasley has failed to consummate the Merger when required by the Merger Agreement, in circumstances where the financing was available.

The Merger Agreement contemplates that the parties or their affiliates will enter into the following additional agreements at Closing: (i) an Investor Rights Agreement and (ii) a Registration Rights Agreement. The Investor Rights Agreement would provide the former stockholders of the Company receiving Merger Shares (the “Greater Media Stockholders”) with tag-along rights to participate in certain sales of equity securities by Beasley and its affiliates and also would provide the Greater Media Stockholders with the right to nominate one director for election to Beasley’s Board, so long as the Greater Media Stockholders collectively hold at least 75% of the Merger Shares issued to them at the closing of the Merger. The Registration Rights Agreement would require Beasley to prepare and file with the Securities and Exchange Commission, not later than 20 days after the consummation of the Merger, a registration statement with respect to the resale of the Merger Shares by the Greater Media Stockholders, among other things.